Exhibit 99.1

Contact:	Tripp Sullivan
SCR Partners
(615) 760-1104
IR@contactAAC.com

AAC Holdings, Inc. Executes Growth Strategy with Agreement to Acquire In-Network Substance Abuse Treatment Provider in Florida for $13 Million

BRENTWOOD, Tenn. – (December 15, 2014) American Addiction Centers, Inc., a subsidiary of AAC Holdings, Inc. (NYSE: AAC), has signed a definitive agreement to acquire Recovery First, Inc., a Florida-based provider of substance abuse treatment and rehabilitation services, for $13 million in cash. The acquisition, which is subject to certain closing conditions such as the assignment of certain contracts and the receipt of certain licenses necessary to operate the business, is expected to close during the first quarter of 2015.

Recovery First operates a 56-bed in-network, inpatient substance abuse treatment facility in the greater Fort Lauderdale, Florida area which includes 20 licensed detoxification beds. Recovery First generates revenue of approximately $7.3 million and Adjusted EBITDA of approximately $2.3 million on an annualized basis, based on the nine-month period ended September 30, 2014.

Michael Cartwright, Chairman and Chief Executive Officer of AAC Holdings, noted, “American Addiction Centers’ multi-faceted growth strategy is built on executing an active pipeline of de novo opportunities and acquiring complementary treatment facilities that provide additional beds for both out-of-network and in-network admissions as well as extend our outpatient center network. Our management team has a long history of operating in Florida with two existing facilities and another under construction, and James F. Davis and his staff share the passion we have for treating those dealing with addiction. The addition of Recovery First’s facilities and its in-network agreements to our nationwide sales and marketing platform should enable us to broaden the range of clients we serve and drive increased performance across these facilities.”

About American Addiction Centers

American Addiction Centers is a leading provider of inpatient substance abuse treatment services. We treat adults as well as adolescents who are struggling with drug addiction, alcohol addiction, and co-occurring mental/behavioral health issues. We operate six substance abuse treatment facilities located throughout the United States, focused on delivering effective clinical care and treatment solutions.

Forward Looking Statements

This release contains forward looking statements within the meaning of the federal securities laws. These forward looking statements are made only as of the date of this release. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements may include information concerning AAC Holdings’ possible or assumed future results of operations, including descriptions of AAC Holdings’ revenues, profitability, outlook and overall business strategy. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward looking statements. These risks, uncertainties and other factors include, without limitation: (i) our inability to operate our facilities; (ii) our reliance on our sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates by certain third-party payors; (iv) our failure to successfully achieve growth through acquisitions and de novo expansions; and (v) uncertainties regarding the timing of the closing of the transaction; (vi) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction or the assignment of certain contracts; (vii) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s registration statement on Form S-1, as amended, and other filings with the Securities and Exchange Commission. As a result of these factors, we cannot assure you that the forward looking statements in this release will prove to be accurate. Investors should not place undue reliance upon forward looking statements.

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